UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	46-1854011
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4890 W. Kennedy Blvd., Suite 650, Tampa, FL 33609

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-191706

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class to Be Registered)

Class A Common Stock, par value $0.01 per share

Class T Common Stock, par value $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Carter Validus Mission Critical REIT II, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s Class A and Class T common stock, $0.01 par value per share, set forth under the caption “Description of Securities,” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on May 29, 2014 (Registration No. 333-191706) and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Second Articles of Amendment and Restatement of Carter Validus Mission Critical REIT II, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Post-Effective Amendment No. 1 to Form S-11 (File No. 333-191706), filed with the Securities and Exchange Commission on June 12, 2014).

2.	Amended and Restated Bylaws of Carter Validus Mission Critical REIT II, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Pre-Effective Amendment No. 3 to Form S-11 (File No. 333-191706), filed with the Securities and Exchange Commission on May 9, 2014).

3.	Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Appendix E to the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11 (File No. 333-191706), filed with the Securities and Exchange Commission on April 15, 2015).

4.	Subscription Agreement and Subscription Agreement Signature Page (Incorporated by reference to Appendix B to the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11 (File No. 33-191706), filed with the Securities and Exchange Commission on April 15, 2015)

5.	Additional Subscription Agreement and Subscription Agreement Signature Page (Incorporated by reference to Appendix C to the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11 (File No. 333-191706), filed with the Securities and Exchange Commission on April 15, 2015).

6.	Automatic Purchase Program Enrollment Form (Incorporated by reference to Appendix D to the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11 (File No. 333-191706), filed with the Securities and Exchange Commission on April 15, 2015).

7.	Multi-Product Subscription Agreement (Incorporated by reference to Appendix F to the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11 (File No. 33-191706), filed with the Securities and Exchange Commission on April 15, 2015).

8.	Form of Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.6 to the Registrant’s Pre-Effective Amendment No. 2 to Form S–11 (File No. 333-191706), filed with the Securities and Exchange Commission on March 27, 2014).

9.	Share Repurchase Program (Incorporated by reference from the description under “Share Repurchase Program” in the prospectus that is part of the Registrant’s Post-Effective Amendment No. 4 to Form S-11(File No. 333-191706), filed with the Securities and Exchange Commission on April 15, 2015.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 29, 2015	CARTER VALIDUS MISSION CRITICAL REIT II, INC.

	By:	/s/ Todd M. Sakow

	Name:	Todd M. Sakow
	Title:	Chief Financial Officer